Exhibit 10.13

LAND REGISTRY

COUNTY DUBLIN	FOLIO 92314L (Part)

This Indenture of Lease made the 24th day of April, 2001 between THE SCOTTISH PROVIDENT INSTITUTION having its registered office at 6 St. Andrews Square, Edinburgh, Scotland (hereinafter called “the Landlord” which expression shall where the context so admits or requires include and be deemed to include the owner for the time being of the immediate reversion of the premises hereby demised expectant on the expiry of the term hereby granted) of the First part;

ZOMAX LIMITED having its registered office at Cloverhill Industrial Estate, Clondalkin, Dublin 22 (hereinafter called the “Tenant” which expression shall include where the context so admits include the successors in title and permitted assigns of the Tenant and if the Tenant for the time being is more than one person then it includes each of them and the Tenant’s covenants shall in such case be construed as made by such persons jointly and severally) of the Second Part; and

ZOMAX INC. having its registered office at 5353 Nathan Lane, Plymouth, Minnesota 554422 United States of America (hereinafter called “the Guarantor” which expression shall include and be deemed to include its successors) of the Third Part; and

WOODFORD BUSINESS PARK MANAGEMENT LIMITED having its registered office at 15 Clanwilliam Terrace, Dublin 2 (hereinafter called “the Management Company” which expression shall include any party which shall undertake the obligations relating to the management of the Estate and the provision of Services as herein undertaken by the Management Company and be deemed to include its successors and assigns) of the fourth part.

Witnesseth as follows:

Definitions.

1.             In this Lease, unless the context otherwise requires:

1.1           “the Estate” means Woodford Business Park, Santry in the City of Dublin and includes any additions or extensions thereto and any reductions or variations thereof which may be made, without in any way being prevented from so doing by the Tenant PROVIDED the Landlord has obtained all necessary planning permissions and approvals together with any Utilities, Conduits and Machinery (each of which is hereinafter defined) other than any which exclusively serve a Lettable Area (as hereinafter defined), and any structures required for or housing same located in the Estate for the use or benefit of the Estate or any part or parts thereof and any Utilities, Conduits and Machinery and structures which the Management Company in its reasonable discretion shall from time to time install or construct in addition to or in substitution therefor.

1.2           “Plans” means the plan or plans attached hereto.

1.3           “the Demised Premises” means the premises demised and referred to more particularly in Part 1 of the First Schedule and includes all buildings constructed or to be constructed thereon and where more than one premises is demised the singular shall include the plural.

1.4           “Lettable Parts” means the parts of the Estate which are let or presently intended or at any time or time hereafter intended to be let.

1.5           “the Common Areas” means those parts of the Estate designated and allocated for the time being by the Management Company or designated for the common use benefit and enjoyment of tenants of Lettable Parts, their invitees and licensees within the Estate and for persons using or visiting the Estate (including without prejudice to the generality of the foregoing) common car-parking areas, landscaped areas, estate roadways and estate boundary fencing.

1.6           “the Utilities” means water, water tanks, septic tanks, soils, and waste of all kinds, gas, oil, electricity, television, fire fighting and fire prevention systems and equipment, waste disposal systems telephone and data systems, and other services of all kinds (including plant, machinery, apparatus and equipment to operate or required for the Utilities)

1.7           “the Conduits” means the gutters, gullies, pipes, drains, sewers, watercourses, channels, trunks, ducts, flues, wires, cables and other conducting media of all kinds

1.8           “the Machinery” means all plant, machinery, apparatus and equipment required from time to time for the purposes of the Estate or any part thereof.

1.9           “the Landlords Service Charge” means the service charges payable by the Landlord to the Management Company pursuant to its obligation in that regard in the Superior Lease.

1.10         “month” throughout means calendar month.

1.11         “Surveyor” shall include Architect where not separately specified.

1.12         “Insured Risks” means loss or damage by fire, explosion, lightning, impact, earthquake, aircraft and other aerial devices and articles dropped therefrom, flood, storm and tempest, riot, civil commotion, malicious damage, bursting or overflowing of water tanks, apparatus or pipes, accidental damage and Landlord’s public liability insurance in such sums as the Landlord shall require from time to time, together with insurance against such additional risks as the Landlord shall reasonably require and which would be normal for a property similar to the Demised Premises.

1.13         “Tenants Proportion” means the proportion which the Gross Internal Floor Area of the Demised Premises (measured in accordance with the guidance notes of the Society of Chartered Surveyors) represents of the Gross Internal Floor Area of all buildings from time to time constructed in Block 3 appropriately amended in the event of the Gross Internal Floor Area of the buildings in Block 3 being increased or decreased and at the date of this Lease calculated at 67.71%.

1.14         “the Superior Lease” means Indenture of Lease of the 22nd  day of July 1999 made between Salesa Trading Limited of the first part Woodford Developments Limited of the second part the Management Company of the third part Lombard and Ulster Banking Limited of the fourth part and the Landlord of the fifth part.

1.15         “Block 3” means that part of the Estate as consists of adjoining units and surrounding common areas more particularly shown on map 2 attached hereto and thereon edged with a red verge line.

1.16         “the Internal Common Areas” means those parts of Block 3 shown coloured green on map 2 attached hereto.

1.17         “the Block 3 Service Charge” means the aggregate reasonable costs expenses and outgoings paid incurred or borne by the Landlord in providing the Services for the benefit of the Internal Common Areas, in discharging the obligations executing the works and providing the services amenities and facilities specified in the fourth schedule hereto or all or any of them pursuant to the Landlord’s covenant in that regard contained at clause 5.4 of this Lease.

1.18         “the Services” means the services set out in the Fourth Schedule hereto to be supplied by the Landlord to Block 3.

1.19         “the Units” means each of the units 3.2 and 3.3 (including with either Unit (at the Tenant’s discretion) the building linking Unit 3.2 to 3.3 together with an appropriate number of car spaces for that Unit (as reasonably determined by the Tenant).

The Demise

2.             In consideration of the rent hereby reserved and of the covenants on the part of the Tenant and on the part of the Guarantor hereinafter contained the Landlord as beneficial owner hereby demises, and the Management Company hereby confirms unto the Tenant ALL THAT the Demised Premises TOGETHER with the rights specified in Part II of the First Schedule therein EXCEPTING AND RESERVING as set out in the Second Schedule hereto for the persons mentioned therein TO HOLD the same UNTO the Tenant for the term of 25 years from the ____ day of ________, 2001 YIELDING AND PAYING THEREFOR unto the Landlord yearly during the said term and so in proportion for any less period than a year the clear rent of IR£536,687.90 (or such increased rent as may be payable in accordance with the provisions of Clause 3 hereof) such rent(s) to be paid by equal quarterly payments in advance on the First day of January, the First day of April, the First day of July and the First day of October (hereinafter called “the quarter days”) in every year without any deduction save as required by law the first payment (which shall be the rent for the period from the date of commencement hereof to the next quarter day) to be made on the date hereof AND ALSO YIELDING AND PAYING as rent unto the Landlord:

(a)           Every amount payable by the Tenant under clause 4.2., in respect of insurances.

(b)           Every amount payable by the Tenant under clause 4.4 in respect of contribution to, the Landlords Service Charge.

(c)           Every amount payable by the Tenant under clause 4.34 in respect of contribution to the Block 3 Service Charge.

(d)           If the Tenant shall fail to pay the rent hereinbefore reserved or all or any of the said amounts hereinbefore reserved and made payable within fourteen days of the day and in the manner herein prescribed for payment of same, interest from and including the fifteenth day after the day or days on which same shall have become due to the date of actual payment shall be payable by the Tenant at a rate which shall exceed the rate from time to time payable on arrears of tax under Section 1080 of the Taxes Consolidation Act 1997 or at the option of the Landlord at the rate of 15%.

Rent Review

3.1.          In this Clause unless the context otherwise requires.

3.1.1.       “Review Date” shall mean the last day of the fifth year and the last day of each subsequent fifth year of the term hereby granted.

3.1.2        For the purpose of this clause it is hereby agreed that the expression “open market” means the full annual rent which might be expected to be paid in respect of the Demised Premises let as a whole as between a willing landlord and a willing tenant (which expression shall for the avoidance of doubt include the Tenant) in the open market without any fine or premium for a term of years certain commencing on the relevant Review Date equal to the term of this Lease with full vacant possession at the commencement of such term and on the supposition (if not a fact) that the Tenant has complied with all obligations herein imposed on it (without prejudice to any of their rights or remedies in regard thereto) such lease being on the same terms and conditions (other than as to amount of rent but including provision for reviews as contained in this clause) as this present Lease and disregarding (so far as may be permitted by law) all restrictions whatsoever relating to the recovery of rent contained in any statute or orders rules or regulations thereunder and any directions thereby given relating to any method of determination of rent AND assuming:

(a)           that the Demised Premises are completed to the standard set out in the Specification and Drawings listed in the Sixth Schedule available with all necessary services outlets and connections and are ready and fit for immediate occupation and use and for the avoidance of any doubt disregarding all fit-out works carried out by, for or on behalf of the Tenant and any works which the Tenant is entitled to have disregarded pursuant to clause 3.1.3 (b),

(b)           in the event that the Demised Premises or any part thereof have been destroyed or damaged by the Insured Risks that the same have been fully restored and made good,

(c)           that the benefit of any planning or other consent current at the relevant review date is available also for such willing tenant,

(d)           that the willing tenant would commence paying rent immediately upon the relevant review date and that such rent would not be discounted to reflect the absence of any rent concession then being offered by landlords to tenants upon the grant with vacant possession of leases in the open market of premises comparable with the Demised Premises because the Tenant is by this sub-clause assumed to have been entitled to the benefit of the Demised Premises before the relevant review date for a period the length of which would reflect the value of any such rent concession,

(e)           that no work has been carried out to the Demised Premises which has diminished its rental value.

3.1.3        But disregarding:-

(a)           any affect on rent of the occupation of the Demised Premises by the Tenant and any goodwill attaching thereto on,

(b)           any affect on rent of any works on the Demised Premises carried out by for or on behalf of the Tenant at the Demised Premises (including the variations and fit out works carried out at the Tenant’s cost prior to the grant of this lease) other than works carried out by for and on behalf of the Tenant in pursuance of an obligation to the Landlord (under this Lease) other than in pursuance of an obligation to comply with statutes or directions of local authorities or other bodies exercising powers under statute), (and for the purposes of this clause the Tenant shall include any predecessors of the Tenant or any party lawfully occupying the Demised Premises)

3.2           The Rent payable under this Lease shall be reviewed as at the Review Dates to the open market rent of the Demised Premises and the Rent payable from each respective Review Date shall be either the Rent payable immediately preceding such Review Date (whether the same be fully recoverable or not as a result of any statute or orders rules or regulations relating to the control of rent) or the open market rent of the Demised Premises as at such Review Date and in each case whichever is the higher.

3.3           If by a date one month before the particular Review Date or such extended period as may be agreed by the Landlord and Tenant the Landlord and the Tenant shall not have agreed the open market rent as at the particular Review Date then in that event the Landlord or the Tenant may at any time thereafter (and after as well as before the particular Review Date) require the rent to be determined on the basis aforesaid by a Chartered Surveyor to be appointed in accordance with sub-clause 6.4 hereof.

3.4           The Surveyor shall act as an arbitrator and the arbitration shall be conducted in accordance with and shall be deemed to be a reference to arbitration within the meaning of the Arbitration Acts 1954 to 1980 or any statutory rule or order extending, amending, modifying or replacing same from time to time.

3.5           The Surveyor shall be entitled to have cognizance of all evidence of rents for comparable premises including (for the avoidance of doubt) evidence of such rents determined or agreed at any time (even after the particular rent review but in respect of a rent commencement or review date not later than the relevant review date under this Lease) before the determination of the Surveyor is published.

3.6           In the event of the open market rent of the Demised Premises not having been agreed or determined prior to any Review Date for any reason whatsoever then in respect of the period of time (hereinafter called “the interval”) beginning with that Review Date and ending on the gale day immediately following the date of such agreement or determination the Tenant shall pay to the Landlord in manner hereinbefore provided rent at the yearly rate payable immediately before that Review Date PROVIDED THAT at the expiration of seven days immediately following such agreement or determination there shall be due as a debt payable by the Tenant to the Landlord a sum of money equal to the amount whereby the Rent at the yearly rate so agreed or determined (duly apportioned on a daily basis) for the period of the interval shall exceed the Rent paid in respect of the said interval together with interest on that further sum,

(a)           computed on so much of that sum as would have been payable on the relevant Review Date if the revised rent as at the relevant Review Date had then been agreed or determined for the period from the relevant Review Date until the date of such payment, and

(b)           computed on so much (if any) of that sum as would have been payable on any gale day subsequent to the relevant Review Date if the revised rent as at such relevant review had then been agreed or determined for the period from such gale day until the date of such payment in each case, such interest to be computed on a day to day basis and to be assessed at such a rate as shall be equivalent to the yield (at issue and before deduction of tax if any) on the security of the Government last issued before the commencement of the current period (allowance having been made in the calculation of the said yield for any profit or loss which may occur on the redemption of the security).  For the purpose of this paragraph the revised rent shall be deemed to have been ascertained on the date when the same shall have been agreed between the parties or as the case may be on the date of the notification to the Tenant of the award of the arbitrator.

3.7           If there should be in force at the commencement or during the currency of any particular relevant period any Statute or Order (directly or indirectly) prohibiting or restricting an increase of rent in respect of the Demised Premises the provisions of this clause 3 and of the within lease may nevertheless be invoked or reinvoked to determine the rent which would but for the said prohibition or restriction be payable during such relevant period but (if appropriate) the further implementation thereof shall be suspended in effect for such period as may be required by law.

3.8           When and so often as the revised rent shall have been ascertained pursuant to the provisions of this Lease, memoranda recording the same shall thereupon be signed by or on behalf of the Landlord and the Tenant and shall be annexed to this Lease and its counterpart and the Tenant shall be responsible for and shall pay to the Landlord the stamp duty (if any) payable on such memoranda and any counterpart thereof but the parties shall bear their own costs in relation to the preparation and completion of such memoranda.

Tenants’ Covenants

4.             The Tenant HEREBY COVENANTS with the Landlord and where so expressed the Management Company as follows:

To pay rent and interest

4.1.1.       To pay the reserved yearly rent and/or increases in same by reason of the review thereof and any additional sums payable hereunder in the manner aforesaid.

4.1.2.       To pay the reserved interest on the rent and the amounts or monies as herein reserved and made payable PROVIDED that all sums due and payable under the provisions of this clause are paid by the Tenant to the Landlord without any deduction or abatement whatsoever (save as required by law).

Insurances

4.2.1.       To pay to the Landlord from time to time on demand without any deduction or abatement whatsoever (save as required by law) by way of further or additional rent the Tenant’s Proportion of the reasonable and proper costs as shall from time to time be expended by the Landlord in insuring Block 3 against the Insured Risks.

4.2.2.       To re-imburse to the Landlord within 7 days of demand the Tenant’s Proportion of all reasonable costs payable by the Landlord under the Superior Lease in respect of any insurances put in place by the Superior Landlord in respect of the Common Areas, to include any insurances put in place covering loss of service charge.

4.2.3        Subject to clause 4.2.4 below not to knowingly do or omit to be done anything that would cause any policy of insurance in respect of or covering the Demised Premises to become void or voidable wholly or in part, nor (without agreeing with the Landlord to pay any associated costs) to do anything whereby any additional or abnormal or loaded premium may become payable and, on demand, to pay to the Landlord all expenses incurred by the Landlord in renewing any such policy or on account of any breach of this covenant.

4.2.4        Subject to the Landlord furnishing to the Tenant a copy of any policy of insurance effected under clause 5.2. hereof, to comply, at the Tenant’s own expense, with all the requirements of the Landlords’ insurers relating to the Demised Premises.

4.2.5        To give notice to the Landlord forthwith upon the happening of any event or thing which might affect any insurance policy relating to the Demised Premises.

4.2.6.       In the event of the Demised Premises or any part thereof being damaged or destroyed by any of the Insured Risks and the insurance money under any insurance policy against the same effected by the Landlord being wholly or partly irrecoverable by reason wholly or in part of any act or default of the Tenant then and in every such case the Tenant will forthwith (in addition to the said rent) pay to the Landlord the whole or (as the case may require) a fair proportion of the costs of completely rebuilding, repairing, and re-instating the Demised Premises.

To pay rates/and other outgoings

4.3.1.       To pay and discharge all rates taxes assessments outgoings and impositions whatsoever (whether parliamentary parochial or otherwise and whether or not of a capital or non recurring nature) which are now or which at anytime during the term shall become payable in respect of the Demised Premises either by the owner or occupier thereof (excepting Landlords capital and income taxes) and to indemnify and keep indemnified the Landlord against the same or any expenses (legal or otherwise) arising out of or in connection therewith.

4.3.2.       To pay all charges for electricity, gas, (if any) water or other services consumed in the Demised Premises including any connection and hiring charges and meter rents and to perform and observe all present and future regulations or requirements of the electricity, gas or water supply authorities or boards in respect of the supply and consumption of electricity, gas and water on the Demised Premises and to keep the Landlord indemnified against any breach thereof.

To Contribute to Landlord’s Service Charge

4.4           Within 7 days of demand in that regard from the Landlord, (of which there shall be four such demands in each year of the term hereof) to pay to the Landlord by way of further or additional rent the Tenants’ Proportion of the Landlords’

Service Charge payable by the Landlord to the Management Company in accordance with the Landlord’s covenant in that regard in the Superior Lease.

To Repair and Decorate Externally and Internally

4.5.1.       To keep clean and tidy and to keep in good order repair and condition the Demised Premises and every part thereof and all buildings thereon and all boundary walls, and other structures and all additions and improvements thereto and the fixtures and fittings therein and all appurtenances to the Demised Premises but excluding the car park spaces forming part of the Demised Premises (damage by any of the Insured Risks excepted provided the Tenant has not invalidated the insurance policies effected by the Landlord).

4.5.2.       When so often as necessary but not less often than once in every third year of the term to paint and re-decorate and treat in a good and workmanlike manner all external parts of the Demised Premises as are normally so painted or treated and if upon such re-decoration the Tenant wishes to change the colour scheme of the external parts of the Demised Premises the Tenant shall prior to so doing consult with the Landlord and obtain its approval to such changed colour scheme which approval shall not be unreasonably withheld or delayed.

4.5.3.       When and as necessary to clean all external parts of the Demised Premises so as to ensure a neat and attractive appearance at all times.

4.5.4.       To paint all the inside wood, metal and other parts of the Demised Premises previously or usually painted or which ought to be painted and all new buildings which may at any time during the said term be erected on and all additions to the Demised Premises with two coats at least of good oil paint in a proper and workmanlike manner once in every fifth year of the said tern and also during the last year thereof (however determined) and at the same time and with every such painting to paper whitewash distemper colour and decorate the parts of the interior of the Demised Premises which are usually so dealt with.

4.5.5.       To clean on a regular basis, but not less than once in every 2 months, the interior and exterior of the windows of the Demised Premises and to keep all such windows in good order repair and condition.

Not To Damage

4.6.          Not to cause or permit or suffer any damage to be done to any part of the Estate by any person over whom the Tenant has control and if any damage is so caused or permitted or suffered in contravention of this covenant to pay to the Landlord, or the Management Company as appropriate on demand the entire reasonable cost incurred in repairing such damage and in re-instating the Estate to its former state together with any loss and expense sustained by the Landlord by reason of such damage.

To comply with Statutory Provisions

4.7.          At all times during the said term and at the Tenant’s own expense to observe and comply in all respects with the provisions and requirements of any and every enactment (which expression in this sub-clause includes as well any and every Act already passed or hereafter to be passed and any order regulation and bye-law already or hereafter to be made under or in pursuance of any such Act) whether imposed upon the Landlord or the Tenant so far as they relate to or affect the Demised Premises or any additions or improvements thereto or the user thereof or the employment therein of any person or persons or the use of any fixtures machinery plant or chattels for the time being affixed therein and thereupon and to execute all works and provide and maintain all arrangements which (by or under any enactment or by any government department local authority or other public authority or duly authorised Officer of Court of competent jurisdiction acting under or in pursuance of any enactment) are or may be directed or required to be executed provided and maintained at any time during the said term upon or in respect of the Demised Premises or any additions or improvements thereto or in respect of any such employment therein of any person or persons or users thereof or of any fixtures machinery plant or chattels as aforesaid whether by the owner or occupier thereof and to indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution of any work or the provision or maintenance of any arrangement so directed or required as aforesaid and not at any time during the said term to do or omit or suffer to be done or omitted on or about the Demised Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon it or become liable to pay any penalty damages compensation costs levy charges or expenses.

Notices

4.8.          Within seven days of the receipt of notice of the same to give full particulars to the Landlord of any permission notice order made given or issued to the Tenant by any government department or local or public authority and if so required by the Landlord to produce to it such permission notice or order or proposal of a notice or order insofar as it is the Tenant’s responsibility to do so under this Lease AND ALSO without delay to take all reasonable or necessary steps to comply with any such notice or order and, at the request of the Landlord but at the cost of the Tenant (if it is reasonable for the Landlord to so require the Tenant) to make or join with the Landlord in making such objection or representation against or in respect of any such notice or order as the Landlord shall reasonably deem expedient.

Planning

4.9.1.       To comply with the Planning Acts (which expression shall include the local Government (Planning and Development) Acts, 1963  – 1998 and the Building Control Act 1990 (and any Regulations or Orders made thereunder) and all other related legislation and any enactment extension or modification thereto together with all licences approvals consents and permissions made thereunder or relating thereto (save in respect of any breaches thereof which existed prior to the granting of this Lease other than due to the act or default of the Tenant).

4.9.2.       Not to do or omit or permit to be done or omitted anything on to or in connection with the Demised Premises the doing of which shall be a contravention of the Planning Acts, the Building Control Act or any other statutory provisions affecting the Demised Premises or the user thereof and of any notices orders licences consents permissions and conditions (if any) served made granted or imposed thereunder or under any enactment repealed thereby and to indemnify and to keep indemnified the Landlord (as well after the expiration of the term hereof by effluxion of time or otherwise as during its continuance) against all actions proceedings damages penalties costs charges claims and demands in respect of such acts omissions or any of them and against the cost of any application for planning permission, commencement notices, fire safety certificates and the works and things done in pursuance thereof.

4.9.3.       In the event of the Landlord giving written consent to any of the matters in respect of which the Landlord’s consent shall be required under the provisions of this Lease or otherwise (which consent whether so expressed or not shall be conditional on the Tenant obtaining all necessary approvals, permissions, consents or licences) and in the event of permission from any authority under the Planning Acts or the Building Control Act being necessary for any addition alteration or change in or to the Demised Premises or for the change of user thereof the Tenant shall apply at its own expense to the relevant authorities for all the consents permissions licences approvals or fire safety certificates which may be required in connection wherewith and shall give notice to the Landlord of the granting or refusal (as the case may be) of all such consents and permissions forthwith on the receipt thereof and to carry out such works at the Tenant’s own expense in substantial compliance with the same and in a good and workmanlike manner to the reasonable satisfaction of the Landlord.

4.9.4.       To give notice forthwith to the Landlord of any notice order or proposal for a notice or order served on the Tenant under the Planning Acts Building Control Acts or otherwise and if so required by the Landlord to produce the same and at the request of the Landlord and cost of the Tenant to make or join in making such objection or representations in respect of any proposal as the Landlord may require (save in respect of any breaches which existed prior to the grant of this Lease other than due to the act or default of the Tenant).

4.9.5.       To comply at its own cost with any notice or order served on the Tenant under the provisions of the Planning Acts and/or the Building Control Act.

4.9.6.       If and when called upon so to do to produce to the Landlord or it agent architect or surveyor all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this sub-clause has been complied with in all respects.

To Permit Entrv

4.10         To permit the Landlord and its Surveyors or agents and all persons permitted or authorised by the Superior Lease at all reasonable times with or without workmen or others on seven days prior notice in writing being given (or at any time without prior notice in an emergency) to enter the Demised Premises or any part thereof to view the same and examine the state and condition thereof or to make any inspections which may reasonably be required for the purpose of ensuring that the Tenant is complying in full with the terms of this Lease and to permit the same persons and (with the previous authority of the Landlord) the tenants and occupiers their servants and agents of any other Lettable Part of the Estate or any adjoining premises and their respective agents contractors or workmen likewise to enter the Demised Premises as aforesaid for the purpose of executing repairs or alterations to or upon any adjoining premises or emptying cleansing, renewing, repairing or testing or maintaining any Conduits, Utilities and Machinery which cannot otherwise reasonably be executed as often as occasion shall require the Landlord procuring that persons exercising such rights shall cause as little inconvenience as possible to the Tenant and in accordance with the Tenant’s reasonable requirements as to the times the works are carried out and having regard to the security safety and confidentiality requirements of the Tenant and to make good to the Tenant in a reasonable manner all damage thereby occasioned to the Demised Premises.

To Remedy Breach

4.11         To repair and make good to the satisfaction of the Landlord’s Surveyor all breaches of covenant defects and wants of reparation for which the Tenant may be liable under the covenant herein contained of which notice shall have been given by the Landlord to the Tenant within two calendar months after the giving of such notice or sooner if requisite.

Right of Entry

4.12         That if the Tenant shall at any time make default in the performance of any of the covenants herein contained in relation to the repair decoration cleansing or condition of the Demised Premises or any part thereof of which notice has been given as aforesaid and which default has not been rectified within a reasonable time (not less than 2 months except in case of emergency) it shall be lawful for the Landlord and or its agents and workmen and all persons permitted or authorised by the Superior Lease (but without prejudice to the right of re-entry herein contained) to enter upon the Demised Premises or any part thereof and at the expense of the Tenant to carry out such repairs cleansing or decoration as may be necessary in accordance with the covenants and provisions herein contained and the reasonable costs and expenses thereof (including any surveyors’ or agents’ or legal fees) shall be paid by the Tenant to the Landlord on demand.

Fire Precautions

4.13         At all times during the said term to comply with the provisions of the Fire Services Act 1981 and all statutory amendments thereto and all statutory instruments, regulations and requirements made thereunder in relation to the Demised Premises, and not to obstruct the access to or means of working any fire fighting apparatus for the time being installed in the Demised Premises or the means of escape for fire and other emergency purposes and to comply with all requirements of the Fire Officer and the Insurers of the Demised Premises.

Not to Alter

4.14.1      Not without the previous consent in writing of the Landlord (which must not be unreasonably withheld or delayed) to make any erection addition or alteration whatsoever structural or otherwise to the external parts of the Demised Premises or to carry out any development as defined by the Planning Acts as previously defined in or to the Demised Premises or to any part thereof or to alter or to change any of the materials or architectural decorations or decorative scheme of the Demised Premises.

4.14.2      Not to alter, divide, cut, maim, injure or remove any of the principle or load bearing walls, floor beams or columns of the Demised Premises nor to make any other alterations or additions of a structural nature to the Demised Premises without obtaining the previous consent in writing of the Landlord.

4.14.3      Not to make (other than the erection and removal of demountable partitions) any internal non-structural alterations to the Demised Premises without the consent of the Landlord which consent shall not be unreasonably withheld or delayed.

4.14.4      The Landlord may as a condition of giving consent under this clause require the Tenant to enter into reasonable covenants or undertakings as to the carrying out and insurance of the additions or alterations to the Demised Premises and as to their re-instatement to their original state at the expiration or sooner determination of the term hereof.

4.14.5      To pay all reasonable and proper costs and expenses incurred by the Landlord (including legal and surveyors fees) of or in connection with the grant of any licence or consent under this clause.

PROVIDED ALWAYS that notwithstanding anything herein contained and otherwise than as provided at clause 4.19 hereof the Landlord’s consent shall be not required for the blocking up of any openings so as to create two separate buildings out of the Demised Premises (it being the intention of the parties that on such sub-division the link building between Units 3.2 and 3.3 may be included with either Unit 3.2 or 3.3 at the Tenant’s absolute discretion).  All such works as shall be required for the purpose of creating two separate buildings out of the Demised Premises shall comply with all statutory requirements and the Tenant shall furnish evidence of such compliance by way of Architect’s Certificates of Compliance on completion of the works.

Not to Alter Utilities

4.15         Not without the previous consent in writing of the Landlord (which shall not be unreasonably withheld or delayed) at any time during the said term to install or make any alteration or addition to or alter or interfere with the Utilities Conduits and Machinery (save as may be necessary to create two separate units as referred to at clause 4.14 and that any such works shall comply with the reasonable requirements of the Landlord).

No Auctions

4.16         Not to permit or suffer any sale by auction to be held within or upon the Demised Premises.

Nuisance

4.17         Not to do nor permit nor suffer to be done in or upon the Demised Premises or any part thereof or any part of the Estate anything which shall or may be or become or cause a nuisance damage annoyance material inconvenience disturbance injury or danger to the Landlord or the owners, tenants or occupiers of any other part of the Estate or any premises in the neighbourhood and not to permit suffer or allow any odours vapours steam water vibrations noises or other undesirable effects to emanate from the Demised Premises or from any equipment or installation therein into other portions of the Estate and to keep the Landlord fully and effectually indemnified against all actions proceedings costs damages expenses claims and demands whatsoever arising out of or in consequence of any breach or non-observance of this covenant.

Unauthorised User

4.18.1      Not at any time to use the Demised Premises or any part thereof or allow the came to be used for any public meeting exhibition or entertainment or for any illegal or immoral purpose or for any noisy or offensive trade or business or occupation or for residential purposes or for any purpose which shall not be fully authorised under the Planning Acts.

4.18.2      Not to use the Demised Premises or any part thereof for gambling, betting, gaming or wagering or as a betting house, or as a club or for the sale of beer, wines and spirits and not to play or use any musical instrument record player, loud speaker or similar apparatus in such a manner as to be audible outside the Demised Premises.

4.18.3      Not to keep in or on the Demised Premises any article or thing which is dangerous, offensive, unduly combustible or inflammable, radioactive or explosive or which unduly increases the risk of fire or explosion.

Assignment

4.19.1      Not to assign, transfer, underlet, charge, hold on trust for another or part with the possession or occupation of the Demised Premises or any part thereof or suffer any person to occupy the Demised Premises or any part thereof as a licensee or as concessionaire BUT SO THAT NOTWITHSTANDING the foregoing the Landlord shall (subject to compliance with the provisions of Clause 6.7) not unreasonably withhold its consent to:

(a)           an assignment or transfer or underletting of the entire of the Demised Premises; and

(b)           an assignment, transfer or underletting of a Unit individually

(c)           (other than as provided for at sub-clause (b) above) underlettings or licensing of the entire or parts of the Demised Premises PROVIDED that no underlessee of part only of the Demised Premises shall acquire renewal rights.

On the occasion of the assignment of the first Unit separately the Tenant, the Landlord and the assignee of the Unit shall enter into a Deed providing that on the assignment the covenants and conditions herein contained shall apply separately to each Unit and that each Unit shall be deemed to be held under a separate Lease in which all references to the Demised Premises will be references to that Unit and the rent payable hereunder and all other sums hereby reserved shall be apportioned between the Units on a pro rata basis (based on the gross internal floor area of each Unit and the number of car spaces allocated to the Unit).

4.19.2      In the following Clauses (a), (b), (c) and (d) the word “assignment” shall include any assignment, transfer, under-letting, parting with the possession or occupation or the suffering of any person to occupy the Demised Premises or any part thereof as a licensee or concessionaire and the word “assignee” shall be construed accordingly:

(a)           the Landlord and the Tenant agree that in the case of an assignment to a limited liability company which would not be an acceptable tenant on its own to a landlord acting reasonably it shall be reasonable for the Landlord to require that an adequate surety (or if necessary sureties) of standing satisfactory to the Landlord shall join in such consent as aforesaid as guarantor or guarantors for such company in order to covenant (if more than one jointly and severally) with the Landlord as guarantor or sureties that such company will pay the rent and the perform and observe the said covenants and indemnify and save harmless the-Landlord against all loss damage costs and expenses arising by reason of any default by the Tenant and such covenant shall further provide in the usual form that any neglect or forbearance of the Landlord shall not release or exonerate the guarantor or guarantors and shall further provide that if there should be a disclaimer of these presents by the company or on its behalf or a dissolution of the company then if so required by the Landlord within three months of such disclaimer or dissolution the guarantor or guarantors shall accept a new Lease of the Demised Premises for the residue then un-expired of the term hereby granted and at the rent payable and subject to the same tenant’s covenants and to the same provisos and conditions as those in force immediately before such disclaimer or dissolution and such guarantee to be granted at the cost of the guarantor or guarantors in exchange for a counterpart duly executed by the guarantor or guarantors as the case may be;

(b)           the Tenant shall prior to any assignment apply in writing to the Landlord for consent thereto and give all reasonable information concerning the proposed assignee as the Landlord may require;

(c)           the Landlord’s consent to any such assignment shall be given in writing either under the hand of an officer of the Landlord or under its seal;

(d)           in the case of an under-lease of the Demised Premises such under-lease shall reserve the full rack rent then payable (not being less than the level of rent payable under this Lease) of the Demised Premises and if required by the Landlord the under-lessee shall enter into a direct covenant with the Landlord to perform and observe all the covenants (other than that for payment of the rent and other sums hereby reserved ) and conditions herein contained insofar as they relate to the premises sub-demised and every such under-lease shall also be subject to the following conditions, that is to say that it shall contain:

(i)            an unqualified covenant on the part of the under-lessee not to assign under lessee or part with or share the possession of part only of the premises thereby demised;

(ii)           a covenant on the part of the under-lessee not to assign under-let or part with, or share the possession of the whole of the premises thereby demised without obtaining the previous consent in writing of the Landlord which consent shall not be unreasonably withheld or delayed.

(iii)          the rent payable under any sub-leases shall be disregarded for the purposes of review of the rent under this Lease.

(iv)          a covenant that any under-leases granted out of such under-lease whether immediately or immediately shall contain provisions similar to those hereinbefore in this sub-clause 4.19.2(d) contained; and

(v)           covenants and conditions in the same terms as nearly as circumstances admit as those contained in this Lease,

AND it is hereby declared that in this sub-clause 4.19.2(d) the expression “under lease” shall include an under-letting as well (in an appropriate case) as a sufferance of any person to occupy the Demised Premises or any part thereof as licensee or as concessionaire and the expression “under-lessee” shall be construed accordingly;

(f)            within fourteen days of every such assignment or underletting the Tenant shall give notice thereof in writing with particulars to the Landlord’s Solicitors or

Managing Agents and shall furnish them with a certified copy of such instrument or other evidence of devolution of title and shall pay to the Landlord’s Solicitors their reasonable costs in connection with such assignment;

Change of Use

4.20         Not without the prior consent in writing of the Landlord or its Agent thereunto lawfully authorised (which consent shall not be unreasonably withheld or delayed) to use or permit or suffer or allow the Demised Premises or any part or parts thereof to be used for any purpose other than that as set out in Part III of the First Schedule hereto PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED that upon any application by the Tenant or any under-tenant of the Tenant for liberty to alter or change the aforesaid permitted user of the Demised Premises the Landlord shall not unreasonably withhold or delay its consent to such proposed change of user.

Signs and Posters

4.21         Not without the previous consent (which consent shall not be unreasonably withheld or delayed) in writing of the Landlord and only then in such location upon the Demised Premises as shall have previously been agreed with the Landlord to affix or locate such signage as the Landlord shall have previously approved strictly subject to the Tenant having obtained all necessary planning permissions and consents in respect thereof.  The Tenant shall keep all signage erected upon the Demised Premises in good order, repair and condition clean neat, tidy and properly lighted and shall without delay make good any damage thereto.

Not to Obstruct or Damage the Common Areas

4.22.1      Not under any circumstances to obstruct or permit any obstruction to be placed upon the Common Areas and not to store leave or deposit any goods or refuse in the Common Areas.

4.22.2      Not under any circumstances to use the Common Areas or any part thereof for the purpose of loading or unloading vehicles and not to park or permit to be parked any vehicle in the Common Areas.

4.22.3      To ensure that all persons coming to the Demised Premises park their vehicles within the confines of the Demised Premises and not on any part of the Common Areas other than those parts specifically designated for car parking.

4.22.4      Not to damage or to permit any damage to be done to any part of the Common Areas by any tenant, occupier, agent, invitee, servant, employee, supplier or other person availing of the Demised Premises and should any damage be done to the Common Areas attributable to any act, default, neglect or omission on the part of any of the aforesaid resulting from the breach of the provisions of this covenant then the Tenant shall be wholly responsible for all reasonable and proper costs and expenses incurred by the

Landlord or the Management Company in making good any damage to the Common Areas.

4.22.5      Not to discharge into any Conduits any oil or grease or any noxious or deleterious effluent or substance whatsoever which may cause an obstruction or is a source of damage or which injures the Conduits or the drainage system of the Demised Premises or the Estate.

Dangerous Materials

4.23         To observe all statutory provisions contained in any regulations made by any duly constituted authority or reasonable regulation made by the Landlord or contained in any policy of insurance relating to the Demised Premises with regard to the storage and use of petrol gas and other explosive or inflammable oils or substances.

Indemnity

4.24.1      Fully and effectually to indemnify the Landlord from and against the breach non performance and non-observance by the Tenant of any of the covenants and conditions on the Tenant’s part or the provisos or stipulations herein contained and intended to be performed or observed by the Tenant and against the breach non-performance and non observance of any of the reasonable rules and regulations made pursuant to the provisions of this Lease and against all actions costs claims and expenses and demand whatsoever or howsoever arising in respect of or in consequence (whether direct or indirect) of any such breach non-performance or non-observance as aforesaid.

4.24.2      To indemnify and keep indemnified the Landlord from and against all and any actions expenses cost claims demands and damages and other liabilities whatsoever in respect of injury or death of any person or damage to any property arising directly or indirectly out of,

(a)           the state of repair or condition of the Demised Premises insofar as it is the Tenant’s responsibility under this Lease to repair same.

(b)           the making or existence of any alterations to the Demised Premises by or for the Tenant or the state or repair or condition of such alteration.

(c)           the user of the Demised Premises.

(d)           any work carried out or in the course of being carried out on the Demised Premises by or for the Tenant.

(e)           anything now or hereafter attached to or projecting from the Demised Premises (other than items attached by the Landlord or other parties).

(f)            any act omission or negligence of the Tenant or any person in or about the Demised Premises expressly or impliedly with the Tenants’ authority.

4.24.3      The Tenant shall effect and maintain in force during the term of this Lease such policy or policies of insurance as shall provide adequate insurance cover in respect of the indemnities covenanted for by the Tenant in sub-clause 4.24.2 of this Lease.  The Tenant shall furnish when and as requested and within a reasonable period of time of such request copies of all up-to-date insurance policies effected by the Tenant pursuant to the provisions of this clause together with evidence that the premium in respect thereof has been discharged up-to-date.

Stamp Duty and V.A.T.

4.25         The Tenant shall pay on the execution hereof any Value Added Tax payable or exigible on the execution or delivery of this Lease and all other sums payable by the Tenant hereunder (on receipt of a valid VAT invoice) and shall discharge the stamp duty payable thereon and on a Counterpart and all registration fees.

Storage of refuse

4.26         The Tenant shall store all domestic and industrial refuse as may emanate from its user of the Demised Premises in sealed refuse containers of a standard to be acceptable to the Landlord such standards to be dependent upon the refuse emanating from the user of the Demised Premises.  The Tenant shall store such containers in such part of the Demised Premises or the Common Areas as the Landlord may reasonably require and shall in addition provide such fencing around such containers as the Landlord may reasonably require should the Landlord be of the opinion (held reasonably) that the contents of such containers should be securely stored so as to avoid theft thereof.  The Tenant shall also provide decorative fencing around such containers to maintain a neat and tidy appearance.  The Tenant shall also on a regular basis to be determined from tithe to time by the Landlord (again having regard to the volume and type of waste produced) cause to be removed by a reputable refuse collectors, all refuse stored in such containers.  The Tenant shall not under any circumstances store refuse loosely outside buildings on any part of the Demised Premises.

Indemnity re. Breach of the Superior Lease

4.27         The Tenant agrees to indemnify and to keep indemnified the Landlord from and against all actions, costs, damages, claims or expenses which may be incurred or borne by the Landlord resulting from the Landlord being placed in breach of the Superior Lease such breach resulting directly from the breach by the Tenant of any of the covenants and conditions on the Tenants part herein contained to be observed and performed.

Conveyancing Act

4.28.1      To pay to the Landlord all reasonable and properly incurred costs charges and expenses (including legal costs and fees payable to a Solicitor, Surveyor, Architect or other agent) which may be incurred or payable by the Landlord:-

4.28.1.1        In any proceedings relating to the Demised Premises under Section 14 of the Conveyancing and Law of Property Act 1881 or any section or sections of any amending of substituted enactment (whether or not any right of re-entry or forfeiture has been waived by the Landlord or the Tenant has been relieved under the provisions of the said Act) or in connection with or in contemplation of any application to any planning or other relevant authority or of any other application to the Landlord for any consent pursuant to the covenants herein contained (whether such consent is granted or not) and to keep the Landlord fully and effectually indemnified against all costs, expenses, claims and demands whatsoever in respect of the said applications, consents and proceedings or,

4.28.1.2        In relation to the preparation and service of all notices and schedules relating to the wants of repair for which the Tenant is liable whether served during or after the term hereof (but relating in all cases only to such wants of repair that accrued not later than the expiration or sooner determination of the term hereof) or in connection with the recovery or attempted recovery of arrears of rent or other sums payable under this Lease or in procuring the remedying of any breach of covenant by the Tenant or in relation to any other action taken at the request of the Tenant.

To Yield Up

4.29         At the expiration or sooner determination of the said term peaceably and quietly to yield up the Demised Premises (and if so required by the Landlord the Tenant shall reinstate the Demised Premises to its state and condition as set out in the specification and drawings listed in the Sixth Schedule) together with all additions and improvements made thereto and in such state and condition as shall in all respects be consistent with a full and due performance by the Tenant of the covenants contained in this Lease and any licence or consent granted pursuant to the provisions hereof, together with all fixtures and fittings (other than trade or tenant fixtures and fittings) affixed by the Tenant which during the said term may be affixed or fastened to or upon the Demised Premises (tenants or trade fixtures and fittings only excepted) and making good any damage or defects or wants of decoration resulting from the removal of the Tenants fixtures and fittings to the Landlord’s reasonable satisfaction, and in case any of the Landlord’s fixtures and fittings shall be missing broken damaged or destroyed, to forthwith replace them with others of a similar kind and of equal value and if reasonably so required by the Landlord to remove and make good to the original prevailing condition all alterations or additions made to the Demised Premises by the Tenant without the consent of the Landlord.

Right to affix re-letting Notices

4.30         To permit the Landlord or its agents at any time within six calendar months before the expiration or sooner determination of the said term (PROVIDED the Tenant has not served notice of intention to claim renewal rights) to enter upon the Demised Premises and to affix and retain without interference upon any suitable part or parts thereof a notice board or bill for re-letting or selling the same and that the Tenant will not remove or obscure the same and will permit all persons authorised in writing by the Landlord or its agents to view the Demised Premises at all reasonable hours in the day time without interruption

Reversionary Interest

4.31         To permit the Landlord or any superior Landlord or its or their agents at all reasonable times by prior appointment during the term of this Lease upon giving reasonable notice in writing to enter the Demised Premises with prospective purchasers their agents and advisers of its reversionary interest to enable prospective purchasers to view the same.

Notice of Damage

4.32         In the event of the Demised Premises or any part thereof being damaged or destroyed by any of the Insured Risks to give immediate notice to the Landlord.

Not to suspend or overload

4.33         Not to suspend or permit or suffer to be suspended any heavy load from the ceilings or main structure of the Demised Premises nor to load nor to use nor to permit or suffer to be loaded or used the floor or structure of the Demised Premises in any manner which would in any way impose a weight or strain in excess of that specified from time to time by the Landlord (acting reasonably) with due margin for safety or which would in any way strain or interfere with the supports of the Demised Premises.

To pay the Block 3 Service Charge

4.34         To pay to the Landlord by way of further or additional rent the Tenant’s Proportion of the Block 3 Service Charge for the Services and other matters provided for and undertaken by the Landlord as set out in the Fourth Schedule as relate to the Internal Common Areas in accordance with the provisions of the Fifth Schedule hereto without any deductions or abatements whatsoever (save as required by law) together with VAT payable thereon.

5.             THE LANDLORD HEREBY COVENANT’S WITH THE TENANT AS FOLLOWS:

Quiet Enjoyment:

5.1           That so long as the Tenant pays the rent and other sums hereby reserved and made payable and observes/and performs the Tenant’s covenants and the conditions of this Lease the Tenant may hold and enjoy the Demised Premises and the rights hereby granted peaceably during the term of this Lease without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord;

Insurance:

5.2.1        To maintain or cause to be maintained insurance in respect of the Demised Premises and , Block 3 including fixtures and fittings (other than tenant’s and trade fixtures) in an insurance office of repute against loss or damage by the Insured Risks in the full reinstatement cost thereof including:-

•                          architects, surveyors, consultants and other professional fees (including VAT thereon);

•                          the costs of shoring up, demolishing, site clearing and similar expenses;

•                          all stamp duty and other taxes or duties exigible on any building or like contract as may be entered into and all other incidental expenses relative to the reconstruction reinstatement or repair of the Demised Premises and Block 3.

•                          such provision for inflation as the Landlord in its reasonable discretion shall consider appropriate.

•                          property owners, employers and other liability of the Landlord arising out of and in relation to the Demised Premises and Block 3.

•                          such other insurances as the Landlord may in its reasonable opinion from time to time, deem necessary to effect:-

•                          the loss of rent and service charges (including those payable in respect of the Superior Lease) from time to time payable under this Lease following loss or damage to the Demised Premises by the Insured Risks for 3 years.

5.2.2        In case of loss or damage to the Demised Premises or any part of Block 3 by or from any of the Insured Risks to cause all insurance money (other than for loss of rent or in respect of property owner’s liability) received by the Landlord to be applied in reinstating the Demised Premises and the rest of Block 3 as-‘quickly as reasonably practicable in substantially the same form as it was prior to such damage or destruction with such changes thereto which the Landlord may be obliged to make but the Landlord shall use all reasonable endeavours to reconstruct the premises of quality and size at least equal to that which existed before the damage or destruction (and, in the event of the Demised Premises as constructed is smaller, the rent will be reduced pro-rata), and in the event that the insurance proceeds are insufficient for the purposes of such reinstatement to make up any shortfall from the Landlords’ own monies.

Provided however that the Landlord shall not be obliged to reinstate the Demised Premises under this sub-clause if the policy or policies of insurance has or have been vitiated or avoided or where the insurance monies have been withheld in part or in whole because of acts neglect or defaults of the Tenant its servants or agents or those whom the Tenant allows to come on to the Demised Premises unless the Tenant has complied with its obligation pursuant to clause 4.2.6:

Provided further that in the event of the Landlord being unable to so reinstate the Demised Premises due to refusal of planning or other approvals consents or licences the Tenant agrees to surrender this Lease when called upon by the Landlord so to do;

5.3           To produce to the Tenant when reasonably requested relevant particulars or an insurance certificate in respect of the policy relating to any insurance effected under Clause 5.2.1 and a copy of the receipt or other evidence of payment for the current premium and procure that at all times, either the insurers have issued a subrogation waiver in favour of the Tenant or (only if a subrogation waiver is not available in the market) the Tenant’s interest is noted on the insurance policy (but with a note that all monies will be payable to the Landlord) and that the policy contains a tenant’s non-invalidation clause.

To Provide Services

5.4           Subject to payment by the Tenant of its due proportion of the Block 3 Service Charge attributable to the Demised Premises calculated in accordance with the provisions of the Fifth Schedule, at all time throughout the term of this Lease and so far as the Landlord considers necessary to execute provide or make available the Services in an efficient manner in accordance with the principles of good estate management at a reasonable and competitive price PROVIDED ALWAYS that in performing its obligations hereunder the Landlord shall be entitled in its discretion to employ Agents, Contractors (including Independent Contractors) or such other persons as the Landlord may reasonably from time to time think fit to provide any one or more of its obligations hereunder PROVIDED FURTHER:-

5.4.1        That the Landlord shall be entitled to cease to provide any Service as set forth in the Fourth Schedule hereto if any Service shall in the reasonable opinion of the Landlord after consultation with the Tenant cease to be for the benefit of the Tenant or Block 3, or has become due to technological change obsolete or redundant.

5.4.2        That the Landlord shall not be liable for any loss or damage arising from any failure or delay due to war, civil commotion, strike, lock-out, labour, dispute, shortage of labour or materials, inclement weather or other reasonable cause or causes beyond the control of the Landlord and, PROVIDED that the Landlord has taken all reasonable preventative measures and measures to minimise the affect of same and uses all reasonable endeavours to reinstate the Services as soon as possible.

5.4.3        If the Landlord shall fail to provide the Services as hereinbefore provided the Tenant’s sole remedy shall be an action to compel the Landlord to do so and the Landlord shall not be liable to the Tenant in respect of any loss or consequential loss, which the Tenant shall sustain as a result of the failure of the Landlord to provide such Service (except for any loss covered by public liability or other policies of insurance effected by the Landlord or which the Landlord is obliged to effect and for any damage to property injury to any person or death or disease), unless the Tenant shall notify the Landlord in writing specifying the failure of which the Tenant complains and the Landlord shall after the expiration of twenty one days from the date of receipt of such notice (or sooner if it is appropriate), continue to neglect to provide said Services in respect of which notice has been given by the Tenant.

To perform and observe covenants in the Superior Lease

5.5           To perform and observe the covenants on the tenant’s part contained in the Superior Lease and to procure the performance and observance by the other parties to the Superior Lease of their obligations and to keep the Tenant indemnified against the consequences of any breach thereof.

5.6           Landlord’s and Management Company’s Covenants

The Management Company and the Landlord each covenant with the Tenant that, notwithstanding anything else herein contained;

5.6.1        The service charges payable pursuant to the Superior Lease or this Lease shall not include the cost of collection of rents;

5.6.2        Where costs or expenses are recoverable under any policy of insurance effected or to be effected pursuant to this Lease or the Superior Lease, to use all reasonable endeavours to make recovery under those policies and credit any sums recovered to the service charges.

5.6.3        To pursue whatever rights it or they may have against any party or parties in respect of any damage caused by such parties to any property, plant or equipment to which the service charges relate and to credit any sums recovered to the service charges Provided that any reasonable costs incurred in complying with this covenant shall he recoverable byway of service charge.

5.6.4        To pursue all rights which it or they may have in respect of any defects (structural, design or otherwise) which may arise in respect of any part of the Estate or Block 3 (but not the Demised Premises) including the Common Areas, the Internal Common Areas, the Machinery, the Conduits and the Utilities and where any costs or expenses in respect of such defects have been included in the service charges to credit any amounts recovered in respect of such defects to the relevant service charge (less any reasonable costs and expenses incurred in pursuing such rights).  The Landlord, covenants that it has Collateral Warranties from the building contractor, design team and all appropriate sub-contractors and suppliers in respect of the design and construction of the Internal Common Areas, the

Machinery, the Conduits and the Utilities on terms at least as favourable as those which have been provided to the Tenant Provided that any reasonable costs incurred in complying with this covenant shall be recoverable by way of service charge.

5.6.5        That all monies collected for any sinking, reserve or expenditure equalisation funds shall be retained separately in an interest bearing account and all interest earned on same shall be added to the funds and that such funds shall only be drawn on for the purposes for which they are established, and that statements of the amounts in any such funds shall be furnished on request and on any disposal of the property to which the funds relate the entire amount of the funds will be passed to the purchaser of the property.

6.             IT IS HEREBY MUTUALLY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:-

Suspension of Rent

6.1           If the Demised Premises or any part thereof or the Estate or any part of Block 3 shall at any time be destroyed or damaged by any of the Insured Risks so as to render the Demised Premises or part thereof unfit for occupation or use or inaccessible and the relative policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of the policy monies refused in whole or in part in consequence of , any act neglect or default on the part of or suffered by the Tenant then rent and other sums hereby reserved or payable for a fair and just proportion thereof according to the nature and extent of the damage sustained and the Tenant’s repair obligations shall be suspended and cease to be payable until a date three years after the date any damage was first sustained or until such time as appropriate reinstatement shall have taken place (whichever is the earlier) and in case of dispute as to the proportion or period of such abatement the same shall be referred to arbitration by the Surveyor and the arbitration shall be conducted in accordance with the Arbitration Acts 1954 to 1980 and such reference shall be deemed to be a reference to arbitration within the meaning of the said Acts.

Re-Entry

6.2           Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the Landlord if the rent hereby reserved or any part thereof shall be unpaid for twenty one days after becoming payable (whether formally demanded or not) or if any covenant on the Tenant’s part herein contained shall not be performed or observed or if the Tenant being a company shall be dissolved or enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation) or being an individual or more than one individual any one of them shall become bankrupt or shall enter into composition with his or their creditors or if the Tenant shall suffer any distress or execution to be levied on its goods then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action or remedy of either party in respect of any breach of the other party’s covenants herein contained.

Notices

6.3           In addition to any other prescribed mode of service any notices requiring to be served hereunder shall be validly served if in the case of the Tenant they are left addressed or sent by post to the Tenant (or if there shall be more than one of them to any one or more of them) at the Demised Premises (provided this Lease has not terminated or the Tenant has not sub-let the entire) or sent to the Tenant by post or left at the Tenant’s last known address or addresses in the Republic of Ireland and in the case of the Landlord or the Management Company being a company they are left at or posted to the registered office of the Landlord or the Management Company (as the case may be) and otherwise to be sent to the Landlord or the Management Company by post or left at the Landlord’s last known address in the Republic of Ireland.

6.4           Appointment of the Surveyor for Purpose of Rent Review Clause

6.4.1        Should it become necessary to appoint a surveyor to determine the rent upon a review thereof then he shall be nominated by agreement between the Landlord and the Tenant as soon as is reasonably practicable or in default of agreement within fourteen days of one party first giving to the other notice of its nomination he shall be appointed on the written application of either party by the Chairman for the time being of the Society of Chartered Surveyors in the Republic of Ireland.

6.4.2        If the Surveyor shall fail or refuse to accept his appointment or shall fail to give notice in, writing of his decision within four months of his appointment or shall die or otherwise become incapable of acting or if it shall become apparent that for any reason he will be unable unfit or unsuited (including because of bias or conflict of interest) to complete his duties the Landlord or the Tenant if they fail to agree on a substitute appointment within four weeks of attempting so to do may apply to the Chairman for the time being of the Society of Chartered Surveyors in the Republic of Ireland for such a substitute to be appointed AND such procedure may be repeated as many times as necessary (but subject in the case of any arbitrator to the provisions of the said Arbitration Acts).

6.4.3        Where the appointment of the Surveyor is to be by the Chairman for the time being of the Society of Chartered Surveyors in the Republic of Ireland THEN if the said Chairman shall for any reason not be available or be unable to make such appointment at the time of application therefor the appointment may be made by his duly appointed deputy or any person authorised by him to make appointments on his behalf and if no such person shall be available then the appointment shall be made by the Vice Chairman or next senior officer of the said Society then available and able to make such appointment AND if no such officer of the Society shall be so available and able to make such appointment then the appointment will be made by the President for the time being of the Law Society of Ireland.

6.4.4        Either party shall be at liberty to pay the entire of the fees and expenses of the Surveyor in which event the party so paying shall be entitled to be reimbursed by and to recover from the other on demand the proportion so paid on behalf of the other.

Disputes

6.5.1        In the event of there being a dispute or difference between the Landlord and the Tenant or between the Tenant and the Management Company in respect of any matter arising under the provisions of this Lease other than questions of law, questions relating to any consent or approval required from the Landlord, or the interpretation of this Lease and the dispute not having been resolved between the relevant parties within a period of 28 business days from the date of its arising, and in the event of there not being any other provisions in any clauses of this Lease dealing with dispute resolution then, the parties shall be entitled to have the dispute referred to an arbitrator for determination such arbitrator to be an arbitrator either as agreed between the disputing parties or in default of agreement to be appointed upon the application of either party by the President for the time being of the Law Society of Ireland.  The provisions of the Arbitration Acts 1954/1980 together with any statutory modifications or amendments thereto shall apply in full to such reference to arbitration.

6.5.2        Should the arbitrator so appointed be unwilling or unable to hand down his decision within 3 months of the date of his appointment or if he shall relinquish his appointment or become incapacitated so that he cannot adjudicate upon the dispute or become unfit or unsuited (including because of bias or conflict of interest) then any of the parties to the dispute shall be entitled to re-apply to the President for the time being of the Law Society of Ireland to have another arbitrator appointed in his stead.  The costs of the previous arbitrator shall be borne equally between the parties.

No Warranty

6.6           It is hereby acknowledged that the Landlord does not give any warranty or confirmation that the permitted user is a user which is permitted to be carried on in the Demised Premises or any part thereof by the Planning Acts or under any other statutory or local requirements.

Consents

6.7           Any provisions requiring the Landlord’s or the Management Company’s consent may be given conditional on the Tenant observing or fulfilling the requirements of any statutory or local authority, or the order of any Minister or statutory instrument relating to the subject matter of the consent.

Waiver

6.8           Failure of the Landlord or the Management Company to exercise any of its rights hereunder or to insist upon compliance by the Tenant with its covenants and conditions herein shall not constitute a general waiver of any of the Landlords or the Management Company’s rights herein.

Deasy’s Act

6.9           In case the Demised Premises or any part thereof shall be destroyed or become ruinous or un-inhabitable or incapable of beneficial occupational or enjoyment by the Insured Risks the Tenant hereby absolutely waives and abandons its rights (if any) to surrender this Lease under the provisions of Section 40 of the Landlord and Tenant Law Amendment Act Ireland 1860.

Determination in case of damage or destruction by Insured Risks

6.10         If the Demised Premises or the accesses or services thereto are destroyed or damaged by any of the Insured Risks and the Demised Premises and all accesses and services thereto necessary for the full use of same have not been rebuilt and reinstated within three years of such damage or destruction the Tenant may, at any time after the said three years (provided such reinstatement or rebuilding has not been completed prior to the service of such notice) serve notice on the Landlord terminating this Lease and on the service of such notice this Lease shall absolutely cease and determine.

No implied easements

7.             Nothing in this Lease shall impliedly confer upon or grant to the Tenant any easement right or privilege other than those expressly granted (if any) herein.

Management Company’s Covenants

8.             The Management Company hereby covenants with the Tenant to comply with, perform and observe all the covenants, conditions and obligations on its part contained in the Superior Lease to procure the performance by any other parties thereto (other than the Landlord) of their obligations under the Superior Lease and to provide all services to be provided in an efficient manner at competitive prices and to ensure that it is not struck off liquidated or ceases to exist.

Covenants by the Guarantor with the Landlord

9.             The Guarantor hereby covenants and agrees with the Landlord in the manner set out in the Third Schedule hereof.

Interpretation

10.           Where the context so requires or admits the masculine includes the feminine and neuter and the singular includes the plural and vice versa.

Headings

11.           The headings shall not affect in any way the construction of this Lease.

12            Jurisdiction

12.1         This Lease shall be governed by and construed according to the laws of the Republic of Ireland applicable to contracts made wholly to be performed in the Republic of Ireland.

12.2         The Landlord, the Management Company, the Tenant and the Guarantor submit to the jurisdiction of the Courts of the Republic of Ireland for all the purposes of this Lease and each acknowledge that this agreement as to jurisdiction is incorporated for the benefit of each of the other parties.

12.3         The Tenant and the Guarantor consent to the service of any legal proceedings on it or them at the Demised Premises PROVIDED this Lease has not terminated and the Tenant has not sub-let the entire of the Demised Premises.

Termination

13            The Tenant (in this clause meaning the original Tenant and any successor or assigns shall have the right to terminate this Lease as of the expiration of the 10th year of the Term (the “Relevant Date”) subject to the following terms and conditions:-

13.1         The Tenant shall serve on the Landlord a Notice in writing exercising the said right (the “Notice”) on or before the expiration of the 9d’ year of the Term (and in this respect time shall be of the essence).

13.2         The Tenant shall on the Relevant Date have materially complied with all prior notices served by the Landlord on the Tenant not less than six months before the Relevant Date in respect of material breaches of the covenants and conditions binding on the Tenant’s part contained in this Lease.

13.3         The Tenant shall pay to the Landlord on or before the Relevant Date a bank draft for a sum equal to 12 months then current rent (payable under this Lease which for the avoidance of any doubt is the principal rent only and does not include any service charges, insurance premium, rates or any other sums reserved as rents).

13.4         The Tenant shall give vacant possession of the Demised Premises at the Relevant Date.

13.5         Notwithstanding the Notice the Tenant shall continue to be responsible for rent and all other outgoings payable on foot of this Lease up to the Relevant Date.

13.6         If so required by the Landlord the Tenant shall reinstate the Demised Premises to its state and condition as set out in the Specification and Drawings listed in the Sixth Schedule and shall redecorate the interior and exterior of the Demised Premises immediately prior to vacating same and shall also make good any damage caused to the Demised Premises or to the Landlord’s fittings therein.

13.7         The Tenant shall prior to vacating the Demised Premises deliver to the Landlord the original of this Lease (or if the Lease has been lost a declaration confirming that it has been irretrievably lost) and shall thereafter procure a cancellation of its registration in the Land Registry or alternatively furnish to the Landlords’ Solicitors such documentation as may he required to effect such cancellation.

13.8         Any such termination shall be without prejudice to any antecedent breach by either the Landlord or the Tenant of any of their respective covenants herein contained.

13.9         In the event of any permitted under-tenant being in the Demised Premises at the date of service of the Notice, the Notice shall only be effective if the Tenant procures that any such under-tenant also vacates the Demised Premises on or before the Relevant Date unless the Landlord permits otherwise.

Assent to registration

14.           The Landlord hereby assents to the registration of this Lease and the easements rights and privileges hereby granted as a burden on Folio 92314L of the Register of Leaseholders County of Dublin and to the opening by the Tenant of a leasehold folio in respect of the Demised Premises and to the use of the Land Certificate (if any) for the Landlord’s folio for the purpose of such registration.

IT IS HEREBY CERTIFIED by the Parties hereto as follows:-

1.             That the premises hereby demised are premises situate in the County Borough of Fingal.

2.             That Section 53 of the Stamp Duties Consolidation Act 1999 does not apply to this instrument.

3.             That the consideration (other than rent) for the Lease is wholly attributable to property which is not residential property.

4.             That the Landlord has obtained consent under Section 12 of the Land Act 1965 for the sub-division of the property and that all conditions of such consent has been complied with.

5.             That the transaction hereby effected is not prohibited by Section 29 or 31 of the Companies Act, 1990.

THE FIRST SCHEDULE

PART 1

(The Demised Premises)

ALL THAT AND THOSE the premises known as Units 3.2 and 3.3 Woodford Business Park, Santry in the City of Dublin being part of the lands comprised in Folio 92314L County Dublin shown edged red on Map I attached hereto (the walls or structures separating the Demised Premises from an adjoining Lettable Area shall be party walls and maintained as such) the agreed floor area of which at the date of grant of this Lease is 2,963 square metres.

PART II

(Rights granted to the Demised Premises and the Tenant)

1.             The benefit of all Conduits Utilities and Machinery situate on over or under the Demised Premises which do not exclusively serve the Demised Premises.

2.             The right to the free and un-interrupted passage of the Utilities (in common with the rights of the Landlord and the tenants of other Lettable Parts and all other persons entitled thereto) through the appropriate Conduits laid in or over under or through any other parts of the Estate or other contiguous or adjacent land and premises of the Landlord.

3.             The right at all times by day or by night on foot and with vehicles, to pass and repass over and along those parts of the Common Areas and the Internal Common Areas as provide access for the Demised Premises to and from the public road.

4.             The right at all times during the term of this Lease to use the Common Areas and the Internal Common Areas for the purposes of which same are intended for use from time to time.

5.             The right to connect up to the Conduits abutting Block 3 for the purpose of availing thereof for the supply of the Utilities and the right to enter on any part of Block 3 and carry out all necessary works including excavations and the laying of new Conduits on or in any part of Block 3 not built upon.

6.             The right on giving reasonable notice to occupiers thereof to enter on any other parts of Block 3 for the purposes of carrying out any repairs, alterations or works to the Demised Premises which cannot otherwise be carried out and making good all damage caused to such other parts of Block 3.

7.             The right to erect and maintain plant equipment aerials and associated cabling and Conduits on the roof of the Demised Premises.

The above rights are subject to the proviso that the Tenant shall not interfere with the free and uninterrupted passage of utilities to and from any other part of the Estate and shall cause as little inconvenience to the Landlord and the Management Company as possible and shall make good to the Landlord and the Management Company all damage done to the Common Areas and/or the Internal Common Areas as a result of.  the exercise of any of the said rights and shall comply with any reasonable requirements of the Landlord including how the works are carried out, the time the works are carried out, and the security safety and confidentiality requirements of the Landlord.

PART III

User of the Demised Premises.

OFFICES (which includes for the avoidance of any doubt and without prejudice to the generality of the foregoing any or all of the following:

Call Centre, telemarketing, training centre, Data processing, software development, medical and related consultants, telesales, services and support, administrative office, commercial laboratory, research and development, professional offices, financial services and ancillary canteen/kitchen facilities).

THE SECOND SCHEDULE

Easements, Rights and Privileges excepted and reserved out of and over the Demised Premises by the Landlord for the benefit of the Landlord and the Estate and where appropriate for the benefit of the Management Company, and all other persons authorised by them or entitled thereto.

1.             The right to the uninterrupted passage of the Utilities through the Conduits for the time being belonging to or running over under or through the Demised Premises or any land and premises over which the Tenant is hereby granted any access rights.

2.             The full right and liberty for the Landlord and other persons authorised by the Landlord or as authorised under this Lease to enter the Demised Premises for the purposes of inspecting generally and for the purposes of and subject to the conditions specified in the clauses of this Lease.

3.             The full right and liberty at all reasonable times (but in case of an emergency at any time) to enter upon the Demised Premises with workmen and others to execute repairs and maintenance which can only be executed from the Demised Premises.

4.             The right to repair maintain and renew, alter re-construct and re-design the Machinery Utilities and Conduits PROVIDED that same does not interfere with the free and uninterrupted passage of Utilities to the Demised Premises.

5.             The right for the Management Company from time to time to make reasonable and proper rules and regulations and to make additions and amendments thereto or revisions thereof for the orderly convenient and proper operation management and maintenance of the Common Areas, all of which rules and regulations shall be deemed to be and form part of this Lease.  WITHOUT PREJUDICE to the generality of the foregoing the Management Company may make reasonable rules and regulations:

5.1.          For the storage and removal or disposal of waste.

5.2.          In relation to the erecting and maintaining of signs notices and regulations as may be appropriate in any part or parts of the Estate.

5.3.          For the security of the Estate as a whole or in respect of any part or parts thereof.

5.4.          For closing temporarily at any time any part or parts of the Common Areas for the purposes of repairing cleaning and maintaining the same.  Provided that the Tenant has at all times reasonable alternative vehicular and pedestrian access to the Demised Premises and there is no interference with or interruption of passage of Utilities to the Demised Premises.

5.5.          The Management Company shall be entitled in its absolute discretion to employ, management agents for the purposes of regulating the control and maintenance of the Estate, and such management company shall be empowered to make reasonable and proper regulations additions amendments to and revisions of the rules in respect of the Common Areas and any such rules regulations amendments or revisions so made shall have the same force and effect as if made by the Management Company itself and shall bind the Tenant accordingly.

7.             Such additional easements rights and privileges as are reserved out of the Demised Premises under the Superior Lease.

The easements, rights and privileges referred to above are subject to the proviso that the person exercising should not interfere with the free and uninterrupted passage of Utilities to and from the Demised Premises and shall cause as little inconvenience to the Tenant as possible and shall make good to the Tenant all damage done to the Demised Premises as a result of the exercise of any of the said rights and shall comply with any reasonable requirements of the Tenant including the times of carrying out the works how the works are carried out and all security, safety and confidentiality requirements of the Tenant.

THE THIRD SCHEDULE.

Covenants by the Guarantor with the Landlord.

1.             In consideration of the Landlord at the request of the Guarantor granting the within Lease the Guarantor in the case of a body corporate for itself and its successors or in the case of an individual for himself and his legal personal representative or some one or more of them as a primary obligation HEREBY COVENANTS AND GUARANTEES to the Landlord its successors and assigns during the term of the within Lease (including any extension or renewal thereof) AS FOLLOWS:-

1.1           That the Tenant as within defined or the Guarantor will pay the rents and other sums thereby reserved and made payable in the manner and at the respective times therein appointed for the payment thereof and will duly observe and perform all the covenants on the part of the Tenant and conditions therein contained.

1.2           That the Guarantor will pay and make good to the Landlord within 21 days of demand all losses, costs, damages and expenses occasioned to it by the non-payment of the said rents and other sums or any part thereof or the breach or non-observance of any of the said covenants and conditions on the part of the Tenant.

1.3           That none of the following or any combination thereof shall release, discharge or in any way affect the liability of the Guarantor under this guarantee as principal debtor under the within Lease or otherwise prejudice or affect the right of the Landlord to recover from the Guarantor to the full extent of this Guarantee:-

1.             Any neglect delay or forbearance of the Landlord in endeavouring to obtain payments of the rents or any other sums required to be paid by the Tenant or enforcing the performance and observance of any of the obligations of the Tenant under the within Lease.

2.             Any extension of time given by the Landlord to the Tenant.

3.             Any variation of the terms of the within Lease (including any reviews of the rent payable under the within Lease) or the transfer of the Landlord’s reversion or an assignment of the within Lease.

4.             Any change in the structure or powers of either the Tenant, the Guarantor or the Landlord or the liquidation or bankruptcy (as the case maybe) of either the Tenant or the Guarantor.

5.             Any legal disability or incapacity of the Tenant or the Guarantor (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant or the Guarantor may be outside or in excess of the powers of the Tenant or the Guarantor.

6.             Any other act, omission, matter or thing whatsoever whereby but for this provision the Guarantor would be exonerated either wholly or in part (other than a release in writing given by or on behalf of the Landlord or a determination pursuant to Clause 1.9 below).

1.4           The Guarantor covenants with the Landlord that the Guarantor shall not claim in any liquidation, bankruptcy, composition or arrangement of the Tenant in competition with the Landlord and shall remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator or trustee in bankruptcy of the Tenant insofar as is necessary to satisfy any liability owed to the Landlord and shall hold for the benefit of the Landlord all security and rights the Guarantor may have over assets of the Tenant so long as the liabilities of the Tenant or the Guarantor to the Landlord remain outstanding.  The Guarantor acknowledges that it shall not be entitled to participate in any security held by the Landlord in respect of the Tenant’s obligations to the Landlord under the within Lease or to stand in the place of the Landlord in respect of any such security until all the obligations of the Tenant or the Guarantor to the Landlord under the within Lease have been performed and discharged.

1.5           If the Tenant for the time being, being a Corporation, shall enter into liquidation or being an individual shall become a bankrupt and the said Lease shall be disclaimed by a Liquidator or by an Assignee in bankruptcy or if the within Lease shall be forfeit or if a Tenant shall cease to exist (provided that if the Tenant has ceased to exist because it has been struck off the Register of Companies by virtue of breach of statutory requirement to make annual returns and the Company is reinstated within 2 months of being struck off this shall not apply) or if a receiver is appointed over any part of the Tenant’s assets then the Guarantor HEREBY COVENANTS with the Landlord that if such disclaimer or other event occurs within the said term (or any extension or renewal thereof) the Guarantor shall accept from and execute and deliver to the Landlord (if the Landlord so requires) a new Lease of the Demised Premises for a term commencing on the date of such disclaimer or other event and continuing for the residue then remaining un-expired of the term of the within Lease or any renewal or extension thereof, such Lease to be at the cost of the Guarantor and to reserve the like rents and other sums as are therein reserved and made payable and subject to the same covenants conditions and provisions as are contained in the within Lease.

1.6           That if the Landlord shall not require the Guarantor to take a lease of the Demised Premise$ pursuant to clause 1.5 above the Guarantor shall nevertheless upon demand pay to the Landlord a sum equal to the rent and all other sums that would have been payable by the Tenant under this Lease but for the disclaimer surrender or dissolution in respect of the period from the date of such disclaimer surrender or dissolution until the expiration of six months therefrom or until the Demised Premises shall have been re-let by the Landlord whichever shall first occur.

1.7           The Guarantor agrees that the benefit of this Guarantee shall enure for the benefit of the successors and assigns of the Landlord without the requirement for any assignment by the Landlord of the benefit of this Guarantee.

1.8           The Guarantor agrees that if the foregoing Guarantee is given by two or more persons all the respective covenants by the Guarantor shall be deemed to be given by such persons jointly and severally and reference to the masculine gender shall include reference to the feminine gender and reference to the singular shall include reference to the plural.

1.9           This Guarantee shall automatically cease and determine on the assignment of this Lease with the Landlord’s consent or on an assignment where it has been determined by any court or other duly appointed arbiter that the Landlord is or has unreasonably withheld consent to the assignment.

THE FOURTH SCHEDULE

General provisions relating to the Services and the Block 3 Service Charge.

(a)           Contained in this schedule are details of the Services to be provided or made available for Block 3 by the Landlord subject to proportionate reimbursement by the Tenant as provided by Clause4.4, of this Lease.

(b)           The Landlord shall be entitled to employ and pay managing agents for the purposes of implementing its obligations under Clause 5.4 of this Lease and specified in this Schedule and shall be entitled to enter into preventative maintenance contracts including plant replacement and to pay all charges in relation to same.

The Services

1.             Repairing and (where reasonably necessary)renewing decorating maintaining, lighting, cleansing, landscaping and managing the Internal Common Areas and all Conduits Utilities or Machinery therein or in Block 3 not exclusively serving a particular Lettable Area and all carparking areas within Block 3 notwithstanding that said spaces may be included in the demise of Lettable Areas of Block 3 and all boundaries thereto.

2.             The payment of all rates taxes local or other assessments and outgoings from time to time payable in respect of the Internal Common Areas.

3.             Hiring (other than for the initial provision thereof), operating, repairing, maintaining and when necessary renewing, the Utilities, Conduits, and Machinery situate within Block 3 in so far as they are not the liability of any tenant or occupant of Block 3.

4.             Maintaining facilities for staff and personnel and the cost of plant and equipment used in providing management and services for Block 3.

5.             The reasonable amount of salaries and wages of all staff employed by the Landlord for the purposes of the provision of the Services and all professional fees in connection with professionals engaged for the purposes of the provision of the Services and other persons required to fulfil from time to time the Landlord’s obligations hereunder and under this Lease provided same do not include any fees for the collection of rents.

6.             Providing traffic control to and from and within Block 3 including providing maintaining and replacing signs signals and other equipment as necessary in connection therewith.

7.             The provision of periodic refuse collection in respect of the Internal Common Areas at frequencies appropriate for a development of this nature.

8.             Periodic payments in respect of Social Welfare Payments pensions industrial training charges redundancy and similar or ancillary payments required by statute to be made by the Landlord in respect of all persons from time to time employed by it for the purposes connected with Block 3 and any insurance in respect of employees which the Landlord considers desirable or prudent.

9.             If the Landlord does not engage managing agents to manage Block 3, the Landlord’s management charge being a yearly sum equivalent to open market management fees (excluding rent collection) for Block 3 but not exceeding 12 1/2% per centum of the aggregate amount of the service charge costs then currently incurred by the Landlord in providing the Services.

10.           After consultation with all of the Tenants of Block 3 the provision of such other services or the undertaking of such additional expenses as the Landlord shall reasonably consider ought properly and reasonably to be provided or incurred for the benefit of Block 3 or for the proper maintenance and servicing of any part or parts thereof to include putting in place any additional insurance policies which the Landlord reasonably considers necessary.

11.           The provision of security arrangements to a level appropriate to Block 3 having regard to the security provided by the Management Company for the Estate.

12.           Complying with all statutory requirements in respect of the Internal Common Areas in so far as the same are not the responsibility of any individual tenant of the Lettable Parts of Block 3.

13.           The cost or provision at the Landlord’s option of such sinking or reserve fund as it shall deem fit for the renewal and replacement of Utilities, Conduits, and Machinery and with the right annually or at such other intervals as the Landlord may determine, to review the cost or prospective cost of such replacements and renewals with a view to allowing for all such additional further costs and expenditures as may be attributable to the differential in the value of money or inflation and/or other like trends as between one date and another, and to allow for all such amounts as may be determined on review in computing the contribution from time to time to the sinking or reserve fund provided however that this clause shall not impose upon the Landlord any obligation to provide for, such sinking or reserve fund.

14.           Subject to the Landlord being able to effect insurance it shall at its sole discretion be entitled (but not obliged) to insure against the renewal and replacement costs of such Machinery, Utilities and Conduits in Block 3 as it considers necessary.

15.           The Landlord shall be entitled to include in the Block 3 Service Charge any payments made in respect of any loss or damage sustained by the same in or about the Internal Common Areas to the extent that such claims are not recoverable under any policy or policies effected by the Landlord on either of the following grounds:-

(a)           By reason of the fact that the amount claimed by a party falls within the excess amount stipulated in the relevant insurance policy, or

(b)           By reason of the fact that the costs (in terms of any consequential increase for the future in the premium payable on foot of the relevant policy) of recovering any such payments from the relevant insurance company, would in the reasonable opinion of the Landlord exceed the amount necessary to settle such claims.

16.           The Landlord shall be entitled to effect such additional insurance policies as it deems necessary covering such liabilities as it shall from time to time consider prudent or desirable.

17.           The cost and expense of the provision of the foregoing repairs management and services shall be calculated and apportioned in accordance with the Sixth Schedule hereto.

THE FIFTH SCHEDULE

1.1.          To pay to the Landlord from time to time the Tenant’s proportion of the aggregate cost and expense of the Block 3 Service Charge to be determined by the Landlord’s Auditors as hereinafter provided.

2.             The amounts from time to time to be paid by the Tenant in respect of the Demised Premises under this Schedule shall be assessed and paid according to the following provisions:

2.1.          The Tenant shall pay the Tenant’s Proportion of the Block 3 Service Charge as provided for at clause 1.1 above to the Landlord in four equal instalments on the quarter days as set out in this Lease.  The Tenant shall pay such VAT as may be exigible on the Block 3 Service Charge.

2.2.          Unless prevented by causes beyond the Landlord’s control not later than the 1st day of April of each year of the said term the Landlord will prepare and deliver or post to the Tenant, a statement prepared by the Landlord’s Auditors of the actual charges for the year ending on the immediately preceding the 31st day of December, and of the sum determined by the Landlord’s Auditors to be payable by the Tenant as being the Tenant’s Proportion of the said charges attributable to the Demised Premises for that year and the Tenant will on the quarter day next following the delivery or posting to the Tenant of such statements pay to the Landlord any balance shown by such statement to be due from the Tenant as being in excess of the aggregate amount of the quarterly instalments paid by the Tenant during the year (or lesser period if appropriate) ending on the preceding the

31st day of December and in the event of the aggregate amount so paid by the Tenant exceeding the proportion of the said charges properly attributable to the Demised Premises for the year when the actual charges are ascertained and certified the Landlord shall credit the amount of the excess by way of set-off against the next instalments of said charges due from the Tenant and if this Lease has terminated refund same.

2.4.          A certificate of the Landlord’s Auditors as to the actual amount of the Block 3 Service Charge and the Tenant’s Proportion shall (save in the case of manifest error or fraud) be final and binding upon the parties hereto.

2.5.          The Landlord will prior to the 1st day of January in each year of the said term make and notify in writing to the Tenant an estimate (having regard to the general provisions of the Third Schedule and the economic conditions then prevailing) of the Block 3 Service Charge during the twelve months ending on the following 31st day of December and the amounts and proportion thereof attributable to the Demised Premises and the Tenant shall pay same by four equal instalments on the said four gale days in each year.

SIXTH SCHEDULE

Specification of the Demised Premises

IN WITNESS whereof the Landlord, the Tenant, the Guarantor and the Management Company have hereunto caused their Common Seals to be affixed the day and year first hereinbefore written.

PRESENT when the common seal of THE SCOTTISH PROVIDENT INSTITUTION was affixed hereto:-	/s/ [Illegible]

/s/ [Illegible]

PRESENT when the common seal of ZOMAX LIMITED was affixed hereto:-	/s/ Patrick Burke
Director

/s/ [Illegible]
Goodbody Secretarial Limited
Secretary

PRESENT when the common seal of WOODFORD BUSINESS PARK MANAGEMENT LIMITED was affixed hereto:-	/s/ [Illegible]
Director

/s/ [Illegible]
Director

PRESENT when the common seal of ZOMAX INC. was affixed hereto:-	/s/ James E. Flaherty
Chief Financial Officer

/s/ [Illegible]
Goodbody Secretarial Limited
Secretary

Dated this	day of	, 2001

THE SCOTTISH PROVIDENT INSTITUTION

First Part

ZOMAX LIMITED

Second Part

ZOMAX INC.

Third Part

WOODFORD BUSINESS PARK
MANAGEMENT LIMITED

Fourth Part

LEASE

UNITS 3.2 and 3.3
WOODFORD BUSINESS PARK

John Shiel
Solicitors
15 Clanwilliam Terrace
Dublin 2